Exhibit 10.4


                          EXECUTIVE SEVERANCE AGREEMENT



         This Agreement ("Agreement") is entered into as of February 2, 1998, between ESKIMO PIE CORPORATION, a Virginia Corporation ("Eskimo Pie"), and Mr. Craig L. Hettrich ("Executive").

         WHEREAS, the maintenance of a strong and experienced management is essential in protecting and enhancing the best interests of Eskimo Pie and its stockholders, and in this connection Eskimo Pie recognizes that the possibility of a change in control of Eskimo Pie or any of its business divisions may result in the departure or distraction of management personnel to the detriment of Eskimo Pie and its stockholders; and

         WHEREAS, the Compensation Committee and the Board of Directors of Eskimo Pie have each determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of management to their regular duties without distraction arising from a possible change in control of Eskimo Pie or any of its business divisions; and

         WHEREAS, the Compensation Committee and the Board have each carefully reviewed the information presented to them and have determined that the anticipated benefits to Eskimo Pie from entering into this Agreement with Executive, thereby encouraging his continued attention and dedication to his duties, exceed the anticipated costs to Eskimo Pie of entering into such Agreement; and

         WHEREAS, the Compensation Committee and the Board have each concluded this Agreement is in the best interests of Eskimo Pie and its stockholders; and

         WHEREAS, Executive is a key executive of Eskimo Pie and has been selected by the Compensation Committee to enter into such an agreement with Eskimo Pie;

         NOW, THEREFORE, to assure Eskimo Pie that it will have the continued dedication of Executive and the availability of his advice and counsel notwithstanding the possibility or occurrence of a change in control of Eskimo Pie or any of its business divisions, and to induce Executive to remain in the employ of Eskimo Pie, and for other good and valuable consideration, Eskimo Pie and Executive agree as follows:

         1.       Definitions of Certain Terms.  For purposes of this Agreement,

                  (a) "Termination" shall occur if Executive's employment by Eskimo Pie is terminated by Eskimo Pie at any time within three years following a (x) Change in Control or (y) Sale of the Foodservices Division for reasons other than:

                           (i)    for Cause (as defined in Section 3 (a));
                           (ii) as a result of Executive's death, permanent disability, or retirement at or after the first day of the month following the month in which Executive attains age 65 ("Normal Retirement Date");

                  (b) a "Termination" shall also occur if Executive's employment by Eskimo Pie is terminated by Executive for Good Reason (as defined in Section 4) within three years following a Change in Control or Sale of the Foodservices Division; and

                  (c)  a "Change in Control" shall mean:

                           (i) the acquisition by any individual, entity or group (within the meaning of Section 13 (d) (3) or 14
                           (d) (2) of the  Securities  Exchange Act of 1934,  as
                           amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of Eskimo Pie (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding voting securities of Eskimo Pie entitled to vote generally in the election of directors (the "Outstanding Voting Securities"). Notwithstanding the foregoing, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from Eskimo Pie, (B) any acquisition by Eskimo Pie, (C) any acquisition by, or benefit distribution from, any employee benefit plan (or related trust) sponsored or maintained by Eskimo Pie,
                           (D) any acquisition pursuant to any compensatory stock option or stock purchase plan for employees, or
                           (E) any acquisition pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B), and (C) of Subsection (iii) of this Section 1 (c) are satisfied; or

                           (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (with his predecessor thereafter ceasing to be a member); or

                           (iii) Approval by the shareholders of Eskimo Pie of the reorganization, merger, or consolidation of Eskimo Pie unless, following such reorganization, merger, or consolidation, (A) more than 60% of the then outstanding shares of common stock and the then outstanding voting securities of the resulting corporation is then beneficially owned by all or substantially all of the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Securities immediately prior to such reorganization, merger, or consolidation, (B) no Person (excluding (I) Eskimo Pie, (II) any employee benefit plan (or related trust) of Eskimo Pie or such corporation resulting from such reorganization, merger, or consolidation, and (III) any Person beneficially owning, immediately prior to such reorganization, merger, or consolidation, 20% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns 20% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of the resulting corporation, and (C) at least a majority of the members of board of directors of the resulting corporation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, or consolidation; or

                           (iv)  Approval by the  shareholders  of Eskimo Pie of
                           (A) a complete liquidation or dissolution of Eskimo Pie, or (B) the sale or other disposition of all or substantially all of the assets of Eskimo Pie other than to a corporation with respect to which, following such sale or other disposition, (I) more than 60% of the outstanding shares of common stock and the then outstanding voting securities of such corporation is beneficially owned by all or substantially all of the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or disposition; (II) no Person (excluding
                           (x) Eskimo Pie, (y) any employee benefit plan (or related trust) of Eskimo Pie or such corporation, and
                           (z) any person beneficially owning, immediately prior to such sale or other disposition, 20% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns 20% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of such corporation, and (III) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such sale or other disposition of the assets of the corporation.

                   (d)"Sale of the  Foodservices  Division"  shall mean the sale or disposition by Eskimo Pie of substantially all the assets or business of its foodservices division.

          2. Benefit upon Termination. Except as provided in Section 3, upon Termination, Eskimo Pie agrees to provide or cause to be provided to Executive the benefits described in Section 2 (a) below, subject to the limitations set forth in Sections 2 (b) and (c) below:

                   (a)Benefit   Payment.Executive   shall  receive  within  five
                      business days of Termination a lump sum payment in cash in an amount equal to one (1) times Executive's Earnings (as defined in this Section 2 (a)); provided, however, that if there are fewer than 12 months remaining from the date of Termination to Executive's Normal Retirement Date, the amount calculated pursuant to this Section 2(a) shall be reduced by multiplying such amount by a fraction, the numerator of which is the number of months (including any fraction of a month) remaining to Executive's Normal Retirement Date and the denominator of which is 12.

              For purposes of the section 2 (a), "Earnings" shall mean the average annual compensation payable by Eskimo Pie and includible in the gross income of Executive for the taxable years during the period consisting of the most recent three taxable years ending before the date on which the Change in Control or Sale of the Foodservices Division occurs (or such portion of such period during which Executive performed personal services for Eskimo
              Pie).

                   (b)Other Benefit Plans and  Perquisites.  The benefit payable upon Termination in accordance with this Section 2 is not intended to exclude Executive's participation in any benefit plans or enjoyment of other perquisites which are available to executive personnel generally in the class or category of Executive or to preclude such other compensation or benefits as may be authorized from time to time by the Board of Directors of Eskimo Pie or by its Compensation Committee; provided, however, that any amount otherwise payable in accordance with Section 2 (a) above shall be reduced by any amounts payable to Executive upon termination of employment pursuant to any termination allowance policy or other severance pay plan covering Eskimo Pie employees.

                   (c)Excise Taxes. If Executive  becomes  entitled to a payment under this Section 2 ("Severance Payment"), and if any part or all of the Severance Payment will be subject to the tax ("Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount otherwise payable to Executive in accordance with Section 2 (a) above shall be reduced as necessary so that no part of such payment shall be subject to the Excise Tax.

                   (d)No Duty to Mitigate.  Executive's  entitlement to benefits hereunder shall not be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation which he may receive from future employment.

          3. Conditions to the Obligations of Eskimo Pie. Eskimo Pie shall have no obligation to provide or cause to be provided to Executive the benefit described in Section 2 hereof if either of the following events shall occur:

                   (a)Termination   for  Cause.   Eskimo  Pie  shall   terminate
                      Executive's employment for Cause. For purposes of this Agreement, termination of employment for "Cause" shall mean termination solely for dishonesty, conviction of a felony, or willful unauthorized disclosure of confidential information of Eskimo Pie..

                   (b)Resignation as Director  and/or  Officer.  Executive shall not, promptly after Termination and upon receiving a written request to do so, resign as a director and/or officer of Eskimo Pie and of each subsidiary and affiliate of Eskimo Pie for which he is then serving as a director and/or officer.

         4. Termination for Good Reason. Executive may terminate his employment with Eskimo Pie following a change in Control or a Sale of the Foodservices Division for Good Reason and shall be entitled to receive the benefit described in Section 2 hereof. For purposes of this Agreement, "Good Reason" shall mean:

                   (a)the  assignment  to Executive  of any duties  inconsistent with the position (including status, offices, titles, and reporting requirements) or authority in Eskimo Pie that Executive held immediately prior to the Change in Control or Sale of the Foodservices Division, or a significant adverse alteration in the nature or status of Executive's responsibilities or the conditions of Executive's employment from those in effect immediately prior to such Change in Control or Sale of the Foodservices Division;

                   (b)a  reduction  by Eskimo  Pie in  Executive's  annual  base salary as in effect on the date hereof or as the same may be increased from time to time;

                   (c)the  relocation  of  Eskimo  Pie's   principal   executive
                      offices to a location outside the Richmond Metropolitan area or Eskimo Pie's requiring Executive to be based anywhere other than Eskimo Pie's principal executive offices except for required travel on Eskimo Pie's business to an extent substantially consistent with Executive's present business travel obligations;

                   (d)except in the event of  reasonable  administrative  delay, the failure by Eskimo Pie to pay to Executive any portion of Executive's current compensation or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of Eskimo Pie within seven (7) days of the date such compensation is due;

                   (e)the  failure  by Eskimo  Pie to  continue  in  effect  any compensation plan in which Executive participates immediately prior to the Change in Control or Sale of the Foodservices Division that is material to Executive's total compensation or any substitute plans adopted prior to the Change in Control or Sale of the Foodservices Division, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by Eskimo Pie to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participation relative to other participants, as it existed at the time of the Change in Control or Sale of the Food Services Division;

                   (f)the   failure  by  Eskimo  Pie  to   continue  to  provide
                      Executive with benefits substantially similar to those enjoyed by Executive under any of Eskimo Pie's life insurance, medical, health and accident, disability plans, or other welfare and defined benefit plans (qualified and non-qualified) in which Executive was participating at the time of the Change in Control or Sale of the Foodservices Division, the taking of any action by Eskimo Pie which would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit enjoyed by Executive at the time of the Change in Control or Sale of the Foodservices Division, or the failure by Eskimo Pie to provide Executive with the number of paid vacation days to which Executive is entitled on the basis of years of service with Eskimo Pie in accordance with Eskimo Pie's normal vacation policy in effect at the time of the Change in Control or Sale of the Foodservices Division; or

                   (g)the  failure  of  Eskimo  Pie  to  obtain  a  satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 9 hereof.

          5. Other Covenants. Upon Termination, if Executive is entitled to receive the benefit described in Section 2, then:

                   (a)If a leased  automobile  is assigned to  Executive  at the time of his Termination, Executive shall have the right to purchase such automobile, free and clear of any liens and encumbrances, at its fair market value (as determined by the leasing company). If executive wishes to exercise this right, he shall (i) give Eskimo Pie notice to such effect within 10 days following the date of Termination, (ii) tender the purchase price within 10 days after he is given notice of the fair market value, and (iii) be solely responsible for maintaining and insuring the automobile effective from the date of Termination.

                   (b)At   Executive's   request,   Eskimo  Pie  shall   arrange
                      outplacement services for Executive, at Eskimo Pie's expense, for a period of one year following Termination.

                   (c)Executive   and/or  his  qualified   dependents  shall  be
                      provided coverage, at his/their expense, under any medical benefit plans covering him and/or them at the time of Termination in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

          6.   Confidentiality:  Non-Solicitation:  Cooperation.

                   (a)Confidentiality.   At  all  times  following  Termination,
                      Executive will not, without the prior written consent of Eskimo Pie, disclose to any person, firm or corporation any confidential information of Eskimo Pie or its subsidiaries or affiliates which is now known to him or which hereafter may become known to him as a result of his employment or association with Eskimo Pie and which could be helpful to a competitor; provided, however, that the foregoing shall not apply to confidential information which becomes publicly disseminated by means other than a breach of this Agreement.

                   (b)Non-Solicitation.  For a period of three  years  following the date of Termination (or until Executive's Normal Retirement Date, whichever is sooner), Executive will not induce or attempt to induce, either directly or indirectly, any management or executive employee of Eskimo Pie or of any of its subsidiaries or affiliates to terminate his or her employment.

                   (c)Cooperation.   At   all   times   following   Termination,
                      Executive will furnish such information and render such assistance and cooperation as may reasonably be requested in connection with any litigation or legal proceedings concerning Eskimo Pie or any of its subsidiaries or affiliates (other than any legal proceedings concerning Executive's employment). In connection with such cooperation, Eskimo Pie will pay or reimburse Executive for reasonable expenses actually incurred.

                   (d)Remedies for Breach.  It is recognized that damages in the event of breach of Sections 6(a) and (b) above by Executive would be difficult, if not impossible, to ascertain, and it is therefore specifically agreed that Eskimo Pie, in action to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The existence of this right shall not preclude Eskimo Pie from pursuing any other rights and remedies at law or in equity which Eskimo Pie may have.

          7. Term of Agreement. This Agreement shall commence on the date hereof and shall remain in force until December 31, 1998; provided, however, that on each anniversary of such date, the term of this Agreement shall be automatically renewed for successive one year terms, unless at least 60 days prior to the expiration of the then current term, Eskimo Pie shall give notice to Executive that the Agreement shall not be renewed; and further provided, however, that if a Change in Control or a Sale of the Foodservices Division occurs during the term of this Agreement, this Agreement shall continue in effect for a period of 36 months beyond the month in which the Change in Control or a Sale of the Foodservices Division occurred.

              Notwithstanding the foregoing, this Agreement shall terminate if either Eskimo Pie or Executive terminates the employment of Executive before a Change in Control or a Sale of the Foodservices Division occurs. Except as otherwise provided in Section 9(b), this Agreement shall also terminate upon the Executive's death or permanent disability or his Normal Retirement Date.

          8.   Adjudication and Expenses.

                   (a)If a dispute or controversy  arises under or in connection with this Agreement, Executive shall be entitled to an adjudication in an appropriate court of the State of Virginia, or in any other court of competent jurisdiction. Alternatively, Executive, at Executive's option, may seek an award in arbitration to be conducted by a single arbitrator under the Commercial Arbitration Rules of the American Arbitration Association.

                   (b)Eskimo Pie shall pay or reimburse  Executive for all costs and expenses, including without limitation court costs and attorney's fees, incurred by Executive as a result of any claim, action or proceeding (including without limitation a claim, action or proceeding by Executive against Eskimo
                      Pie) arising out of, or challenging the validity or enforceability of, this Agreement or any provision hereof, if Executive is successful on the merits or otherwise in such claim, action or proceeding.

          9.   Successors; Binding Agreement.

                   (a)This  Agreement  shall  inure  to  the  benefit  of and be binding upon Eskimo Pie and its successors and assigns. Eskimo Pie will require any (i) successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Eskimo Pie and (ii) successor to the business or assets of the foodservices division upon a Sale of the Foodservices Division to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Eskimo Pie would be required to perform it if no such succession had taken place. As used in this Agreement, "Eskimo Pie" shall mean Eskimo Pie as hereinbefore defined and any successor to its business and/or assets or to the business and/or assets of the foodservices division upon a Sale of the Foodservices Division as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                   (b)This  Agreement  shall  inure  to  the  benefit  of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable hereunder if Executive had continued to live, any such amount, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, Executive's estate.

          10.      Miscellaneous.

                   (a)Assignment.  No right, benefit or interest hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, except by will or the laws of descent and distribution, and any attempt thereafter shall be void; and no right, benefit or interest hereunder shall, prior to receipt of payment, be in any manner liable for or subject to the recipient's debts, contracts, liabilities, engagements or torts.

                   (b)Construction  of  Agreement.  Nothing  in  this  Agreement shall be construed to amend any provision of any plan or policy of Eskimo Pie. This Agreement is not, and nothing herein shall be deemed to create, a commitment of continued employment of Executive by Eskimo Pie or by any of its subsidiaries and affiliates.

                   (c)Statutory  References.  Any reference in this Agreement to a specific statutory provision shall include that provision and any comparable provision or provisions of future legislation amending, modifying, supplementing or superseding the referenced provision.

                   (d)Amendment.  This Agreement may not be amended, modified or terminated except by written agreement of both parties.

                   (e)Waiver.  No  provision  of this  Agreement  may be  waived except by a writing signed by the party to be bound thereby.

             Executive may at any time or from time to time waive any or all of the benefits provided for herein which have not been received by Executive at the time of such waiver. In addition, prior to the last day of the calendar year in which Executive's Termination occurs, Executive may waive any or all rights and benefits provided for herein which have been received by Executive; provided that Executive repays to Eskimo Pie the amount of the benefits received (together with interest at the rate provided in Section 1274 (b)
             (2) (B) of the Code). Any waiver of benefits pursuant to this section shall be irrevocable.

                   (f)Severability.   If  any   provision  or  portion  of  this
                      Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

                   (g)Counterparts.  This  Agreement  may  be  executed  in  any number of counterparts, each of which shall be considered an original and all of which together shall constitute one agreement.

                   (h)Taxes.  Any payment required under this Agreement shall be subject to all requirements of the law with regard to withholding of taxes, filing, making of reports and the like, and Eskimo Pie shall use its best efforts to satisfy promptly all such requirements.

                   (i)Governing  Law. This  Agreement  shall be governed by, and construed in accordance with, the laws of the State of Virginia.

                   (j)Entire  Agreement.  This  Agreement  sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby.

         Each of the parties has therefore caused this Agreement to be executed on its or his behalf as of the date first written above.




ESKIMO PIE CORPORATION                          EXECUTIVE



By     /s/ David B. Kewer                       /s/ Craig L. Hettrich